SECOND AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

      AGREEMENT dated as of May 31, 2008 between The James Advantage Funds, an Ohio business trust (the "Trust"), and JPMorgan Chase Bank, N.A ("JPMorgan"), having its principal place of business in Ohio (f/k/a Integrated Investment Services, Inc.).

      WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, Integrated Investment Services, Inc. was acquired by JPMorgan;
and

      WHEREAS, the Trust wishes to employ the services of JPMorgan to serve as its administrative agent; and

      WHEREAS, JPMorgan wishes to provide such services under the conditions set forth below;

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and JPMorgan agree as follows:

      1. APPOINTMENT.

      The Trust hereby appoints and employs JPMorgan as agent to perform those services described in this Agreement for the Trust. JPMorgan shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

      2. DOCUMENTATION.

      The Trust will furnish from time to time the following documents:

      A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of its shares;

      B. Each Registration Statement filed with the Securities and Exchange Commission (the "SEC") and amendments thereof;

      C. A certified copy of each amendment to the Agreement and Declaration of Trust and the Bylaws of the Trust;

      D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to JPMorgan;

      E. Specimens of all new forms of share certificates accompanied by Board of Trustees' resolutions approving such forms;

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      F.    Such other certificates, documents or opinions which JPMorgan may, in its discretion, deem necessary or appropriate in the proper performance of its duties;

      G.    Copies of all Underwriting and Dealer Agreements in effect;

      H.    Copies of all Investment Advisory Agreements in effect; and

      I. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Trust and for which JPMorgan is to act as plan agent.

      3. TRUST ADMINISTRATION.

      Subject to the direction and control of the Trustees of the Trust, JPMorgan shall supervise the Trust's business affairs not otherwise supervised by other agents of the Trust. To the extent not otherwise the primary responsibility of, or provided by, other agents of the Trust, JPMorgan shall supply (i) office facilities, (ii) internal auditing and regulatory services, and (iii) executive and administrative services. JPMorgan shall coordinate the preparation of (i) tax returns, (ii) reports to shareholders of the Trust, (iii) reports to and filings with the SEC and state securities authorities including preliminary and definitive proxy materials, post-effective amendments to the Trust's registration statement, and the Trust's Form N-SAR, and (iv) necessary materials for Board of Trustees' meetings unless prepared by other parties under agreement with the Trust. In addition, JPMorgan shall assist the Trust's investment adviser in establishing and monitoring appropriate compliance programs and making reports to the Trust with respect thereto. JPMorgan shall provide personnel to serve as officers of the Trust if so elected by the Board of Trustees; provided, however, that the Trust shall reimburse JPMorgan for the reasonable out-of-pocket expenses incurred by such personnel in attending Board of Trustees' meetings and shareholders' meetings of the Trust.

      4. RECORDKEEPING AND OTHER INFORMATION.

      JPMorgan shall create and maintain all records required by applicable laws, rules and regulations, including but not limited to records required by
Section 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions performed by it and not otherwise created and maintained by another party pursuant to contract with the Trust. All such records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by JPMorgan for the periods and in the places required by Rule 31a-2 under the 1940 Act. The retention of such records shall be at the expense of the Trust. JPMorgan shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust, any person retained by the Trust, or any regulatory agency having authority over the Trust.

      Nonpublic personal shareholder information shall remain the sole property of the Trust. Such information shall not be disclosed or used for any purpose except in connection with the performance of the duties and responsibilities described herein or as required or permitted by law. The provisions of this Section shall survive the termination of this Agreement. The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information.


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      5. FURTHER ACTIONS.

      Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

      6. COMPENSATION.

      For the performance of JPMorgan's obligations under this Agreement, the Second Amended and Restated Accounting Services Agreement and the Second Amended and Restated Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement between the parties (collectively, the "Service Agreements"), the Trust shall pay JPMorgan, on the first business day following the end of each month, a monthly fee in accordance with the schedule attached as Schedule A.

      7. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.

      The parties hereto acknowledge and agree that nothing contained herein shall be construed to require JPMorgan to perform any services for the Trust which services could cause JPMorgan to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by JPMorgan, the Trust and its investment adviser assume full responsibility for ensuring that the portfolio investments of the Trust comply with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction.

      8. REFERENCES TO JPMORGAN.

      The Trust shall not circulate any printed matter which contains any reference to JPMorgan without the prior written approval of JPMorgan, excepting solely such printed matter as merely identifies JPMorgan as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent, and Accounting Services Agent. The Trust will submit printed matter requiring approval to JPMorgan in draft form, allowing sufficient time for review by JPMorgan and its counsel prior to any deadline for printing.


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      9. INDEMNIFICATION OF JPMORGAN.

      A. JPMorgan may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither JPMorgan nor its shareholders, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith, negligence, clerical errors and mechanical failures on the part of any such persons in the performance of the duties of JPMorgan under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of JPMorgan under this Agreement, for all of which exceptions Underwriter shall be liable to the Trust.

      B. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless JPMorgan, its directors, officers, employees, shareholders, agents, control persons and affiliates from and against any and all claims, demands, expenses and liabilities (whether with or without basis in fact or law) of any and every nature which JPMorgan may sustain or incur or which may be asserted against JPMorgan by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by JPMorgan in good faith in reliance upon any certificate, instrument, order or share certificate reasonably believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or (ii) any action taken or omitted to be taken by JPMorgan in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of JPMorgan or its directors, officers, employees, shareholders or agents in cases of its or their own negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder, including clerical errors and mechanical failures.

      C. In order that the indemnification provisions contained in this Paragraph 9 shall apply, it is understood that if in any case the Trust may be asked to indemnify JPMorgan or any other person or hold JPMorgan or any other person harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that JPMorgan will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend JPMorgan and any such person against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify JPMorgan, and thereupon the Trust shall take over complete defense of the claim, and neither JPMorgan nor any such person shall in such situation initiate further legal or other expenses for which it shall seek indemnification under this Paragraph 9. JPMorgan shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify JPMorgan or any such person except with the Trust's written consent.

      D. Notwithstanding any other provision of this Agreement, JPMorgan shall be entitled to receive and act upon advice of counsel (who may be counsel for the Trust or its own counsel) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations.


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      10. TERMINATION

      A. The provisions of this Agreement shall be effective on the date first above written and shall continue in force for two years and from year to year thereafter, but only so long as such continuance is approved (1) by JPMorgan,
(2) by vote, cast in person at a meeting called for the purpose, of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, and (3) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

      B. Either party may terminate this Agreement on any date by giving the other party at least sixty (60) days' prior written notice of such termination specifying the date fixed therefor. Upon termination of this Agreement, the Trust shall pay to JPMorgan such compensation as may be due as of the date of such termination, and shall likewise reimburse JPMorgan for any out-of-pocket expenses and disbursements reasonably incurred by JPMorgan to such date.

      C. In the event that in connection with the termination of this Agreement a successor to any of JPMorgan's duties or responsibilities under this Agreement is designated by the Trust by written notice to JPMorgan, JPMorgan shall, promptly upon such termination and at the expense of the Trust, transfer all records maintained by JPMorgan under this Agreement and shall cooperate in the transfer of such duties and responsibilities, including provision for assistance from JPMorgan's cognizant personnel in the establishment of books, records and other data by such successor.

      11. SERVICES FOR OTHERS.

      Nothing in this Agreement shall prevent JPMorgan or any affiliated person (as defined in the 1940 Act) of JPMorgan from providing services for any other person, firm or corporation (including other investment companies); provided, however, that JPMorgan expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

      12. LIMITATION OF LIABILITY.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.


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      13. SEVERABILITY.

      In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

      14. QUESTIONS OF INTERPRETATION.

      This Agreement shall be governed by the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

      15. NOTICES.

      All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To the Trust:          The James Advantage Funds
                       1349 Fairground Road
                       Beavercreek, Ohio 45385
                       Attention:  Barry Ray James

To JPMorgan:           JPMorgan Chase Bank, N.A.
                       303 Broadway, Suite 900
                       Cincinnati, Ohio 45202
                       Attention: Roy E. Rogers

or to such other address as any party may designate by notice complying with the terms of this Section 15. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

      16. AMENDMENT.

      This Agreement may not be amended or modified except by a written agreement executed by both parties.


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      17. BINDING EFFECT.

      Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

      18. COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      19. FORCE MAJEURE.

      If JPMorgan shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes or events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation or communication services, acts of civil or military authority, sabotages, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation, such delay or non-performance shall be excused and a reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or non-performance.

      20. MISCELLANEOUS.

      The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                                     THE JAMES ADVANTAGE FUNDS


                                                     By: /s/ Barry R. James
                                                     Its: President


                                                     JPMORGAN CHASE BANK, N.A.


                                                     By: /s/ Roy E. Rogers
                                                     Its: Managing Director


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